Exhibit 99.1

Fabrinet Announces Third Quarter 2012 Financial Results

BANGKOK, Thailand – May 7, 2012 – Fabrinet (NYSE: FN), a provider of precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the third quarter of fiscal 2012, ended March 30, 2012.

Fabrinet reported total revenue of $139.0 million for the third quarter of fiscal 2012, a decrease of 28.7% compared to revenue of $194.9 million for the comparable period in fiscal 2011. GAAP net loss in the third quarter was $(46.3) million, or $(1.35) per diluted share compared to GAAP net income of $16.7 million, or $0.49 per diluted share in the third quarter of 2011. Non-GAAP net income in the third quarter was $9.9 million, or $0.28 per diluted share, a decrease of 48.0% compared to non-GAAP net income of $19.0 million, or $0.55 per share in the third quarter of 2011.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “I am pleased to report that through the continued hard work and dedication of our staff, we remain on a strong recovery path. We are excited that building 6 is complete and fully available for customers. Despite the recent flooding, we continue to win new business and customer confidence in our value proposition remains solid.”

Business Outlook

Based on information available as of May 7, 2012, Fabrinet is issuing guidance for the fourth quarter of fiscal 2012 as follows:

The company expects fourth quarter revenue to be in the range of $139 million to $143 million. Non-GAAP net income per share is expected to be in the range of $0.25 to $0.27, based on approximately 34.9 million fully diluted, weighted average shares outstanding.

Conference Call Information

What:	Fabrinet Third Quarter 2012 Financial Results Conference Call
When:	Monday, May 7, 2012
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode 73411596
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode 73411596
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet provides precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and sub-systems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: http://www.fabrinet.com.

Safe Harbor

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the fourth quarter of fiscal year 2012 and our statements regarding our recovery and customer demand for our products and services. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: difficulties in realizing recoveries from our insurance carriers in the amounts and within the timeframes that we expect; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into new markets; our reliance on a limited number of customers and suppliers; difficulties in accurately forecasting demand for our services; and other important factors as described in Fabrinet reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on February 8, 2012 and our annual report on Form 10-K, filed on August 31, 2011. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes stock-based compensation expenses and other expenses in relation to flood. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Abhi Kanitkar

ICR, Inc.

(617) 956-6735

ir@fabrinet.com

Fabrinet

Unaudited Condensed Consolidated Balance Sheets

As of March 30, 2012 and June 24, 2011

(in thousands of U.S. dollars, except share data)	March 30, 2012	June 24, 2011
Assets
Current assets
Cash and cash equivalents	$125,410	$127,282
Trade accounts receivable, net	118,484	117,705
Inventories, net	98,877	106,467
Investment in leases	—	448
Deferred tax assets	3,948	1,308
Prepaid expenses and other current assets	7,046	4,466

Total current assets	353,765	357,676

Non-current assets
Property, plant and equipment, net	96,391	75,410
Intangibles, net	466	892
Investment in leases	—	1,163
Deferred tax assets	1,871	1,953
Deposits and other non-current assets	662	681

Total non-current assets	99,390	80,099

Total assets	$453,155	$437,775

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from banks, current portion	$9,668	$4,398
Trade accounts payable	75,274	92,563
Construction payable	4,236	2,475
Income tax payable	820	1,858
Deferred tax liability	1,283	1,056
Accrued payroll, profit sharing and related expenses	6,997	7,677
Accrued expenses	4,412	3,986
Other payables	8,353	3,796
Liabilities to third parties due to flood losses	61,198	—

Total current liabilities	172,241	117,809

Non-current liabilities
Long-term loans from banks, non-current portion	31,328	11,979
Severance liabilities	5,015	4,478
Other non-current liabilities	2,054	1,982

Total non-current liabilities	38,397	18,439

Total liabilities	210,638	136,248

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of March 30, 2012 and June 24, 2011, respectively)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 34,466,754 shares and 34,207,579 shares issued and outstanding as of March 30, 2012 and June 24, 2011, respectively)	345	342
Additional paid-in capital	64,727	59,816
Retained earnings	177,445	241,369

Total shareholders’ equity	242,517	301,527

Total Liabilities and Shareholders’ Equity	$453,155	$437,775

Fabrinet

Unaudited Condensed Consolidated Statements of Operations

For the three and nine months ended March 30, 2012 and March 25, 2011

	Three Months Ended		Nine Months Ended
(in thousands of U.S. dollars)	March 30, 2012	March 25, 2011	March 30, 2012	March 25, 2011
Revenues	$139,019	$194,851	$421,975	$553,222
Cost of revenues	(124,138)	(169,528)	(375,281)	(482,460)

Gross profit	14,881	25,323	46,694	70,762
Selling, general and administrative expenses	(6,586)	(7,516)	(18,543)	(18,294)
Other expenses in relation to flood	(55,623)	—	(95,888)	—

Operating (loss) income	(47,328)	17,807	(67,737)	52,468

Interest income	209	143	628	355
Interest expense	(64)	(81)	(206)	(282)
Foreign exchange gain (loss), net	714	342	1,314	(706)
Other income	57	65	213	80

(Loss) income before income taxes	(46,412)	18,276	(65,788)	51,915
Income tax benefit (expense)	87	(1,613)	1,864	(4,241)

Net (loss) income	$(46,325)	$16,663	$(63,924)	$47,674

(Loss) earnings per share
Basic	$(1.35)	$0.49	$(1.86)	$1.41
Diluted	$(1.35)	$0.49	$(1.86)	$1.39
Weighted average number of ordinary shares outstanding
(thousands of shares)
Basic	34,440 *	33,969	34,353 *	33,833
Diluted	34,440 *	34,232	34,353 *	34,345

*	In accordance with the antidilutive provisions of ASC 260-10-45, basic and dilutive shares are the same for the period ended March 30, 2012.

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	March 30, 2012	March 30, 2012	March 25, 2011	March 25, 2011	March 30, 2012	March 30, 2012	March 25, 2011	March 25, 2011
	Net loss	Diluted EPS	Net income	Diluted EPS	Net loss	Diluted EPS	Net income	Diluted EPS
GAAP measures	(46,325)	(1.35)	16,663	0.49	(63,924)	(1.86)	47,674	1.39
Items reconciling GAAP net (loss) income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	381	0.01	440	0.01	1,292	0.04	918	0.03

Total related to gross profit	381	0.01	440	0.01	1,292	0.04	918	0.03

Related to selling, general and administrative expenses:
Share-based compensation expenses	958	0.03	798	0.02	2,638	0.08	1,740	0.05
Executive separation cost	—	—	438	0.01	—	—	438	0.01
Follow-on offering expenses	—	—	617	0.02	—	—	617	0.02

Total related to selling, general and administrative expenses	958	0.03	1,853	0.05	2,638	0.08	2,795	0.08

Related to other expenses:
Other expenses in relation to flood	55,623	1.59	—	—	95,888	2.76	—	—

Total related to other expenses	55,623	1.59	—	—	95,888	2.76	—	—

Related to income tax (benefit) expense
Income tax (benefit) expense	(780)	(0.02)	—	—	(3,202)	(0.09)	—	—

Total related to income tax (benefit) expense	(780)	(0.02)	—	—	(3,202)	(0.09)	—	—

Total related to net income & EPS	56,182	1.61	2,293	0.07	96,616	2.78	3,713	0.11

Non-GAAP measures	9,857	0.28	18,956	0.55	32,692	0.94	51,387	1.49

Shares used in computing diluted net income per share
GAAP diluted shares		34,440		34,232		34,353		34,345
Non-GAAP diluted shares		34,915		34,431		34,777		34,494